Bank of America(logo)
                                               100 North Tryon Street
                                               Charlotte, NC 28255

                                               Tel 704.386.5000

Amendment No. 1 (Dated February 14, 2000) to
Pricing Supplement No. 0244 Dated January 25, 2000      Rule 424(b)(2)
(To Prospectus dated May 21, 1998 and                   File number: 333-51367
Prospectus Supplement dated November 16, 1998)

Senior Medium-Term Notes, Series H
Due Nine Months or More From Date of Issue


Principal Amount:                                 $  75,000,000.00
Issue Price:                       100.000%       $  75,000,000.00
Commission or Discount:              0.037%       $      27,750.00
Proceeds to Company:                99.963%       $  74,972,250.00

Agent:                   Banc of America Securities, LLC, as Principal

Original Issue Date:     January 28, 2000
Stated Maturity Date:    January 28, 2002

Cusip #:                 06050M-AJ-6

Form:                    Book-entry only

Interest Rate:           Floating

Base rate:               LIBOR Telerate Page 3750

Index maturity:          90 days

Spread:                  10 bps

Initial Interest Rate:   6.14%

Interest Reset Period:   Quarterly, commencing on April 28, 2000

Interest Reset Date:     The 28th of January, April, July, and October

Interest Determination
  Date:                  Two London banking days preceding the reset date

Interest Payment Dates:  The 28th of January, April, July, and October
                         commencing April 28th, 2000

May the Notes be redeemed by the corporation prior
 to maturity?                                          No

May the notes be repaid prior to maturity at the option of the
 holder?                                               No

Discount Note?                                         No